Exhibit A-2

                          GPU ADVANCED RESOURCES, INC.
                                  Balance Sheet
                                 March 31, 2002
                          ---------------------------
                                   (Unaudited)


ASSETS

CURRENT ASSETS:
   Cash and cash equivalents                                   $      96
   Receivables:
     Customers                                                        (6)
     Associated companies                                              3
     Other                                                           327
   Notes receivable from associated companies                     13,065
   Prepayments and other                                            -
                                                                --------
                                                                  13,485
                                                                --------
OTHER INVESTMENTS                                                     21
                                                                --------

DEFERRED CHARGES:
   Accumulated deferred income taxes assets                          (17)
   Other                                                            -
                                                                --------
                                                                     (17)
                                                                --------

      TOTAL ASSETS                                             $  13,489
                                                                ========



LIABILITIES & STOCKHOLDER'S EQUITY

CURRENT LIABILITIES:
   Accounts payable
     Other                                                     $     135
     Associated companies                                             47
   Accrued taxes                                                     183
   Accrued interest                                                 -
   Other                                                              36
                                                                --------
                                                                     401
                                                                --------
CAPITALIZATION:
   Common stockholders' equity                                    12,871
   Long-term debt                                                   -
                                                                --------
                                                                  12,871
                                                                --------
DEFERRED CREDITS:
   Accumulated deferred income taxes                                  67
   Other                                                             150
                                                                --------
                                                                     217
                                                                --------
      TOTAL LIABILITIES & CAPITALIZATION                       $  13,489
                                                                ========


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                                                                   Exhibit A-2

                          GPU ADVANCED RESOURCES, INC.
                               Statement of Income
                          ----------------------------
                                   (Unaudited)





                                                        Three Months
                                                           Ended
                                                        March 31,2002
                                                        -------------

REVENUES                                                 $     311

EXPENSES:

   Purchased power                                             136
   Other operating expenses                                     62
   Provision for depreciation                                    2
   General taxes                                              -
                                                          --------
      Total expenses                                           200
                                                          --------

INCOME BEFORE INTEREST & INCOME TAXES                          111

NET INTEREST CHARGES:

   Interest expenses                                         -
   Capitalized interest                                      -
                                                          --------
      Net interest charges                                   -
                                                          --------

INCOME TAXES                                                    39
                                                          --------

NET INCOME                                               $      72
                                                          ========